Exhibit 10.2

Equity Acquisition Agreement

of

AGM Global asset management ltd.

By and between

AGM Group Holdings, Inc.

and

Alpha Growth Management Co.,Ltd.

-i-

This Equity Acquisition Agreement (“this Agreement”) is made on this day of May [   ], 2018 by the Parties as follows:

(1)	AGM Group Holdings, Inc. (“the Buyer”), an entity established and existing under the laws of British Virgin Islands, with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands; and

(2)	Alpha Growth Management Co., Ltd. (“the Seller”), an entity established and existing under the laws of British Virgin Islands, with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(3)	AGM Global Asset Management Ltd. (the “Target Company”), is an entity established and existing under the laws of Cayman, the registered number of the company with the Company Registry is 325559, with its registered address is Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The Seller in accordance with Securities Investment Business Law of Cayman holds 100% of equity of the Target Company and Cayman fund management licence: SIBL License, the number of the license is 1423520.

Whereas:

The Buyer desires to, in accordance with this Agreement, acquire 100% of equity that the Seller holds in the Target Company (the “Target Equity”), and the Seller also agrees to sell the Target Equity in accordance with this Agreement.

Now, therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement:

SECTION 1 EQUITY ACQUISITION

The Buyer agrees to acquire the Seller’s Target Equity and the Seller agrees to sell the Target Equity to the Buyer (the “Deal”), and the Target Equity is without any rights burden. The Buyer shall be entitle to all rights and obligations under Shareholder Agreement and Article of Association of the Seller(include any amendment made from time to time) upon the completion of acquisition of Target Equity in accordance with this Agreement.

SECTION 2 PRICE AND PAYMENT

2.1 In consideration of the estimated value of the Seller’s 100% equity is US$22,635, the transfer price of the Target Equity shall be US$22,635 (the “Transfer Price”).

2.2 The Buyer shall pay the Transfer Price in available cash to the Seller’s designated bank account. A 50% initial payment shall be paid by the Buyer to the designated bank account of the Seller’s prior shareholder within five working days upon the signing of this Agreement. and the remaining 50% shall be paid to the designated bank account of the Seller’s prior shareholder after the approval by Cayman Registration Office and completion of the transfer procedure.

SECTION 3 PREREQUISITE

3.1 The deal close shall be dependent on each of the following prerequisite:

3.1.1 The application of equity transfer is approved and the Buyer has the right to own 100% of the registered capital of the Target Company in accordance with the approval by the competent Cayman Registration Office; and

3.1.2 The modified Article of Association (the “modified Article of Association”) has been registered with the competent Cayman Registration Office and the modified Article of Association shall specify that the Buyer owns the corresponding rights that the Seller owns in the Company.

3.2 Each Party shall provide and sign any and all documents required by the Law of Cayman and government agencies and shall take all necessary and proper action to ensure that the prerequisites specified by Section 3.1 are met as soon as practicable.

SECTION 4 DEAL CLOSE

4.1 The deal close shall take place at the place agreed upon by the Parties on the first business day of after the prerequisites are satisfied.

4.2	Upon the deal close, the Buyer and the Seller shall deliver the following documents:

4.2.1 Equity change registration form provided by the by Cayman Registration Office, new Article of Association and Certificate of Incorporation after the equity change, such documents shall satisfy the Buyer; and

4.2.2 Any other documents necessary for the deal close and the document form and content shall be reasonably accepted by the Buyer.

SECTION 5 APPROVAL

Both Parties agree that upon signing of this Agreement and the Seller received the initial payment of 50% of the Transfer Price paid by the Buyer, the deal shall be reported to Cayman Registration Office for the examination and approval.

SECTION 6 WARRANTY

6.1 The Seller warrants that:

(a)	The Seller is a limited liability company established and existing under the laws of BVI;

(b)	The seller has full capacity for civil conduct, and be able to enjoy civil rights and assume civil obligations, and has the right, power and authorization to sign and deliver this Agreement and each document signed on or prior to this date of the deal close, and the Seller is able to exercise its rights and perform its obligation under this Agreement and, and all necessary action has been taken by the Seller for this purpose.

(c)	The obligation of the Seller under this Agreement shall be valid and binding and the Buyer is entitle to demand the Seller to perform this Agreement in accordance the provisions herein; and

(d)	The Seller is the legal and beneficial owner of the Target Equity, and no right burden is affixed to the Target Equity.

6.2 The Seller warrants to the Buyer that all warranties are true, accurate, complete and no misleading on the date of signing this Agreement and on the date of the deal close.

6.3 The Seller warrants to the Buyer that after the completion of the Target Equity, the existing directors will remain under the name of the Target Company.

6.4 Any claim, expense and responsibility directly or indirectly incurred due to the inconsistent with any such warranties or violation of such warranties, the Seller shall indemnify the Buyer from any loss.

6.5 The Buyer warrants to the Seller that the existing management structure and employee will remain unchanged and recruit relevant capable personnel engaged in relevant business.

6.6 The Buyer warrants to the Seller that any unfinished business prior to acquisition of the Target Equity shall continue to maintain independent operation and accounting after the deal close, and the Buyer shall not be entitle to any audited asset and cash in the Seller’s bank account, any fund products under the operation shall be retain and the returns of any fund shall be executed in accordance with the original Subscription Agreement. Any income distribution relating to any new business initiated or introduced by the Seller shall be separately agreed upon by the Buyer and the Seller.

SECTION 7 TRANSFER EXPENSE AND TAX

7.1 Unless otherwise provided in this Agreement, each party shall pay its respective expense and tax in relation to its negotiation, preparation, signing and performance of this Agreement and other relevant documents.

7.2 The Seller is responsible to pay any agent fee and any charges from regulator and registration authority. The Buyer promises to pay the Company up to US$5,000 of declaration fee and reasonable expense in relation to this acquisition at the deal close.

SECTION 8 LITIGATION AND DISCIPLINE

8.1 Litigation

(a)	The company has not involved in (whether as a plaintiff or defendant) any civil, criminal, arbitration, administrative or other process, nor any person may be act on its behalf to bear the responsibility involved in such process, and no lawsuit or such process is pending.

(b)	No facts or circumstances may cause the Company or cause any person might be act on its behalf involves any civil, criminal arbitration, administrative or other process.

(c)	No lawsuit, arbitration or other legal or governmental proceeding is pending pertaining to the Company or any person might be act on its behalf.

8.2 Abide by the law

The company operates its business in all material aspects in accordance with all applicable law of Cayman (including its business license).

8.3 Investation

No investigation, inquiry or disciplinary procedure carried out by government agency on the Company, and no such procedure is pending or may be filed.

SECTION 9 RESPONSIBILITY

9.1 Debt

Except disclosed in the accounts, the Target Company has no outstanding loan or debt as a third party of creditor, nor agree to any such loan or debt.

9.2 Guarantee

(a)	The company never undertakes the obligation to guarantee others or other guarantee responsibility.

(b)	The company's loan or any part of the debt never depends on others to provide warranty or guarantee.

9.3 Event of Default

No following event happened, and no one claimed the following event happened:

(a)	Any event of default under any agreement in relation to any loan or debt, or any other event may give rise to repayment obligations under the agreement (or with the notice sent or the passage of time (or a combination of both) results in the above event happed); or

(b)	Any event that will lead to the guarantee of the Company's load or debt to be enforced (or with the notice sent or the passage of time (or a combination of both) results in the above event happed).

SECTION 10 TRANSFER

Without prior written consent of any party, either party shall not transfer or grant or attempt to transfer or grant its any rights or obligations under this Agreement.

SECTION 11 CONFIDENTIALITY

12.1 confidentiality obligations

Prior to and after the deal close, each Party shall:

(a)	not use or disclose any confidential information to any person (except the information necessary in the Company’s normal business prior to the deal close);

(b)	make its best efforts to prevent the use or disclose any confidential information (except in the case of Section 12.1.1);

(c)	ensure any affiliates of both the Buyer and the Seller abide by the provisions 12.1.1 and 12.1.2.

11.2 Exceptions

The provision of Section 12.1 above shall not apply to information that:

(a)	is or becomes public knowledge otherwise than through breach of Confidentiality);

(b)	is disclosed to any director and manager of the Buyer or the Seller (such person need to known such confidential information to perform their responsibilities);

(c)	disclosed to any governmental authority in accordance with the applicable laws and regulatory rules of any kind, however, the premise that makes such disclosure, in practical situations, should be in consultation with the Buyer, and considering the Buyer’s reasonable request about the time of disclosure, disclosure content and form of making or sending the disclosure;

SECTION 12 GOVERNING LAW AND SETTLEMENT OF DISPUTES

12.1 This Agreement shall be governed by the laws of BVI.

12.2 In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, such dispute shall be settled by the competent BVI court in accordance with applicable rules and regulations.

In witness whereof, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representative on the date first set forth above.

AGM Group Holdings, Inc.

 /s/ Zhentao Jiang

Authorized Representative

Alpha Growth Management Co., Ltd.

/s/ Wenjie Tang
Authorized Representative